UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 16, 2005
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 349-3300
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Amendment to Stock Option Agreement(s)

Item 1.01 Entry into a Material Definitive Agreement
On August 16, 2005, the company accelerated the vesting of approximately 270,000 stock options with exercise prices greater than $12.00 a share. The company has amended the terms of these option awards to provide for accelerated vesting and to impose certain restrictions on the transfer of shares acquired on exercise of these options in cases where the option is exercised prior to the original vesting date. This accelerated vesting included the following option awards to executive officers of the company:

Jude Panetta	25,000
John Huang	37,500
Carleton Miller	56,250
This accelerated vesting included the following option awards to members of the company’s board of directors:

Gerald Poch	9,600
Robert Paul	9,600
Thomas Donahoe	9,600
Jere Fluno	9,600
William Hunt	9,600
Glen Toney	9,600
The amendment to stock options agreement(s) is attached hereto as exhibit 99.1
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     99.1   Amendment to Stock Option Agreement(s).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: August 16, 2005	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer